EXHIBIT 99.1
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                              LETTER OF ENGAGEMENT
                              GLOBAL MATRECHS, INC.
                                DECEMBER 16, 2004



The following sets forth the agreement for the engagement of Trilogy Capital Partners, Inc. ("Trilogy") by Global Matrechs, Inc. ("GMTH" or the "Company"):

TERM Twelve months, commencing as of the date set forth above (the "Initial Term"), and terminable thereafter by either party upon 30 days' prior written notice.

OBJECTIVE                 The development and implementation of a marketing
                          program to increase the awareness of GMTH and assist
                          GMTH in business development.

LIMITATIONS               Trilogy understands that during any period in which
                          the Company is in "registration" for a public offering of securities under the Securities Act of 1933, and during the distribution of such securities, the Company's investor relations and marketing efforts will be severely limited. However, it will be the responsibility of the Company (with the advice of its securities counsel) to determine what investor relations and financial marketing efforts are permissible and non-permissible during such periods, and Trilogy will follow the direction of the Company and its securities counsel.

RESPONSIBILITIES          In addition to marketing and public relations, Trilogy
                          will assume the responsibilities of an in-house
                          Investor Relations Officer for GMTH on a full turnkey basis, including the generation of corporate and shareholder communications, retail and institutional investor contact and media. Trilogy will work in conjunction with the Company's management, securities counsel, investment bankers and auditors and under supervision of management. Trilogy will assist the Company with the following:

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                              o   Campaign Development and Execution
                              o Press Announcements: drafting, approval and distribution
                              o   Database Development and Management
                              o   Image Analysis:  recommendations and
                                  implementation
                              o   Messaging:  institutional and retail
                              o Online presentations: drafting and production responsibilities
                              o   Website Overhaul
                              o   Media including Interactives and PowerPoints
                              o   Public Relations
                                  Conferences

                          Trilogy will not publish or publicly release any press release or other document ("IR Documents") regarding the Company which has not been approved in writing by the Company. The Company assumes responsibility for the accuracy and completeness of all IR Documents and the compliance of such Documents with applicable laws, rules and regulations. The Company agrees that Trilogy has no obligation or duty to verify the accuracy or completeness of the IR Documents.

                          Each month Trilogy will provide to the Company a summary of its activities under this Agreement for the prior month.

FEES $10,000 per month, with first payment due on execution. Wiring information is set forth below.

EQUITY COMPENSATION       GMTH has concurrently herewith issued to Trilogy an
                          aggregate of 5,750,000 Warrants. Marketing Budget To support the financial marketing program, GMTH acknowledges that it will incur certain third party marketing costs. Trilogy will not incur these costs without the prior written approval of the Company, which approval may be pursuant to a budget. At
                          Trilogy's request, the Company will pay these costs directly to the third party.

INDEMNIFICATION           The Company agrees to provide the indemnification set
                          forth in "Exhibit A" attached hereto.

CORPORATE                 Obligations The obligations of Trilogy are solely
                          corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Trilogy shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

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ADDITIONAL SERVICES       If Trilogy is called upon to render services directly
                          or indirectly relating to the subject matter of this Agreement, beyond the services contemplated above (including, but not limited to, production of documents, answering interrogatories, giving depositions, giving expert or other testimony, whether by agreement, subpoena or otherwise), the Company shall pay to Trilogy a reasonable hourly rates (not to exceed $200 per hour) for the persons involved for the time expended in rendering such services, including, but not limited to, time for meetings, conferences, preparation and travel, and all related costs and expenses and the reasonable legal fees and expenses of Trilogy's counsel.

SURVIVAL OF CERTAIN       The Sections entitled "Indemnification" (including
PROVISIONS                "Exhibit A"), "Corporate Obligations" and "Additional
                          Services" shall survive any termination of this Agreement and Trilogy's engagement pursuant to this Agreement. In addition, such termination shall not terminate Trilogy's right to compensation accrued through the date of termination and for reimbursement of expenses. Any purported termination of this Agreement by the Company prior to the end of the Initial Term, or any termination by Trilogy as a result of non-payment or other material breach by the Company, shall not terminate Trilogy's right to the monthly fee through the entire Initial Term or the vesting of the Warrants (as Trilogy's time and commitment are expected to be greater in the first part of its engagement).

SERVICES/COSTS            The compensation paid to Trilogy under this Agreement
                          will cover all costs for Trilogy personnel. Travel and entertainment costs for Trilogy personnel, in addition to certain third-party costs, will be borne by the Company. Trilogy will provide reasonable documentation to support reimbursement claims. Trilogy will not incur any particular reimbursable cost of $250 or more without the written approval from the Company.

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ATTORNEYS' FEES            If any action or proceeding is brought to enforce or
                          interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court.

GOVERNING LAW             California, without giving effect to the principles of
                          conflicts of law thereof.





Agreed and Accepted:

Global Matrechs, Inc.                            Trilogy Capital Partners, Inc.


By  /s/ Michael Sheppard                         By  /s/ A.J. Cervantes
    -------------------------                        ---------------------------
    Michael Sheppard, CEO & President                A.J. Cervantes, President




Wiring:

Trilogy Capital Partners, Inc.
Signature Bank New York
Private Client Group
New York, NY 10016
Account: 1500375287
ABA: 026013576


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                                    EXHIBIT A

                           Indemnification Provisions

Global Matrechs, Inc., (the "Company"), unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Trilogy Capital Partners, Inc. ("Trilogy") and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, representatives, contractors, successors and assigns (Trilogy and such persons are collectively referred to as the "Indemnified Persons") from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement, and any actions taken or omitted to be taken by an Indemnified Party in connection with this Agreement ("Indemnified Claim"). Without limiting the generality of the foregoing, such indemnification shall cover losses, claims, costs, expenses, liabilities and damages imposed on or incurred by the Indemnified Persons, directly or indirectly, relating to, resulting from, or arising out of any misstatement of fact or omission of fact, or any inaccuracy in any information provided or approved by the Company in connection with the engagement, including information in any SEC filing, press release, website, marketing material or other document, whether or not the Indemnified Persons relied thereon or had knowledge thereof. In addition, the Company agrees to reimburse the Indemnified Persons for legal or other expenses reasonably incurred by them in respect of each Indemnified Claim at the time such expenses are incurred. Notwithstanding the foregoing, the Company shall not be obligated under the foregoing for any loss, claim, liability or damage which is finally determined to have resulted primarily from the willful misconduct, bad faith or gross negligence of the Indemnified Person.

If any proceeding shall be brought or asserted under these provisions against an Indemnified Person in respect of which indemnity may be sought under these provisions from the Company, the Indemnified Person shall give prompt written notice of such proceeding to the Company who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person (or if more than one, Trilogy), and the payment of all reasonable expenses; provided that any delay or failure to notify the Company shall relieve the Company of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Company's obligations and liability under and pursuant to the indemnifications set forth in these provisions. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (i) the Company has agreed to pay such fees and expenses; or (ii) the Indemnified Person shall in good faith, with the advice of counsel, determine that there exists an actual or potential conflict of interest which make representation by the same counsel inappropriate and the Company refuses to provide separate counsel. In the event that the Company, within ten business days after notice of any such proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense of such proceeding, for the account of the Company, subject to the right of the Company to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof by reimbursing the Indemnified Person for all fees and costs incurred to date. Anything in these provisions to the contrary notwithstanding, the Company shall not, without the prior written consent of Trilogy (if

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Trilogy is an Indemnified Person) or the Indemnified Person if Trilogy is not an
Indemnified Person, settle or compromise any proceeding or consent to the entry of any judgment with respect to any proceeding; provided, however, that the Company may, without the Indemnified Person's prior written consent, settle or compromise any such proceeding or consent to entry of any judgment with respect to any such proceeding that requires solely the payment of money damages by the Indemnified Person and that includes as an unconditional term thereof, the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such proceeding. Anything in these provisions to the contrary notwithstanding, provided that the Company has assumed the defense of the proceeding, no Indemnified Person shall, without the prior written consent of the Company, settle or compromise such proceeding or consent to the entry of any judgment with respect to such proceeding; provided, however that any Indemnified Person may settle or compromise any such proceeding or consent to entry of any judgment with respect to any such proceeding if the Indemnified Person waives all claims for indemnification arising out of or in connection with such proceeding or the facts and circumstances underlying the proceeding and releases the Company from all liability to the Indemnified Person in connection therewith.